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                                                                    EXHIBIT 23.7


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     As independent certified public accountants, we hereby consent to the use of our reports (and all references to our firm) included in or made a part of this registration statement.

                                          Gamble, Givens & Moody, P.A.

Charleston, South Carolina
February 2, 1996